Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

June 30, 2005

Dear Shareholders, Customers and Employees,

The management of United is pleased with the results for the second quarter of 2005.  United’s net interest income and efficiency ratio continue to improve, while non-interest expenses only increased a modest 3.5% for the six-month period ended June 30, 2005, compared to the same period of 2004.   In addition to these improvements in the income statement, the balance sheet reflected positive trends, including loan growth that continued throughout the second quarter of 2005.

This improved performance led to $2,216,000 ($0.60 basic earnings per share) in net income for the six months ended June 30, 2005, compared to net income of $1,608,000, ($0.44 basic earnings per share) for the same period in 2004, a 37.8% increase.  The increase in net income for the six-month period was largely the result of an increase of $1,520,000 in net interest income.  This increase was offset by increases in non-interest expenses of $243,000, provision for loan losses of $100,000 and the provision for income taxes of $448,000, and a decrease of $121,000 in non-interest income.

We appreciate the support of the shareholders, our valued customers and our many dedicated employees.  We will continue to work aggressively to improve your organization.

Respectfully,

/s/ Daniel W. Schutt

Daniel W. Schutt

President/CEO

United Bancshares, Inc.

and Subsidiary

Financial Highlights (unaudited)

Six Months

Six Months

Ended

Ended

June 30, 2005

June 30, 2004

(dollars in thousands, except share data)

CONDENSED STATEMENT OF INCOME

Interest income

$14,815

$12,563

Interest expense

5,786

5,054

    Net interest income

9,029

7,509

Provision for loan losses

325

225

    Net interest income after provision for loan losses

8,704

7,284

Non-interest income

1,367

1,488

Non-interest expenses

7,155

6,912

    Income before income taxes

2,916

1,860

Provision for income taxes

700

252

Net income

$2,216

$1,608

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Average common shares outstanding

3,706,630

3,660,490

PER COMMON SHARE

Net income

$0.60

$0.44

Cash dividends

$0.24

$0.22

Book value

$12.23

$11.08

Closing price

$15.07

$15.75

FINANCIAL RATIOS

Return on average assets

0.80%

0.65%

Return on average equity

10.04%

7.50%

Net interest margin

3.59%

3.49%

Efficiency ratio

66.10%

73.71%

Loans to deposits

86.06%

79.62%

Allowance for loan losses to loans

0.92%

0.84%

Cash dividends to net income

40.15%

50.23%

PERIOD END BALANCES

As of

As of

June 30, 2005

December 31, 2004

Assets

$546,509

$559,323

Loans

$312,820

$305,790

Deposits

$364,438

$369,767

Shareholders’ equity

$45,351

$44,229

Common shares outstanding

3,707,274

3,688,981

DIRECTORS/OFFICERS

UNITED BANCSHARES, INC.

Robert L. Benroth

H. Edward Rigel

Robert L. Dillhoff

David P. Roach

Joe S. Edwards, Jr.

R. Steven Unverferth

P. Douglas Harter

James N. Reynolds— Chairman

Daniel W. Schutt—President/CEO

Bonita R. Selhorst—Secretary

Brian D. Young—CFO/Treasurer

DIRECTORS

THE UNION BANK CO.

Robert L. Benroth

William R. Perry

Robert L. Dillhoff

James N. Reynolds

Joe S. Edwards, Jr.

H. Edward Rigel

P. Douglas Harter

David P. Roach

Herbert H. Huffman

Robert M. Schulte, Sr.

Kevin L. Lammon

R. Steven Unverferth

James A.O’Neill, M.D.

Daniel W. Schutt—President/CEO/Chairman

INVESTOR MATERIALS:

Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about The Union Bank Company are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Office Locations

Bowling Green

1204 W. Wooster St.

419-353-6088

Columbus Grove

100 S. High St.

419-659-2141

Delphos

114 E. 3rd St.

419-692-2010

Gibsonburg

230 W. Madison St.

419-637-2124

Kalida

110 E. North St.

419-532-3366

Leipsic

318 S. Belmore St.

419-943-2171

Lima—Downtown

215 W. Market St.

419-228-2114

Lima—East

1410 Bellefontaine Ave.

419-229-6500

Lima—West

3211 Elida Rd.

419-331-3211

Ottawa

245 W. Main St.

419-523-2265

Pemberville

132 E. Front St.

419-287-3211